Exhibit s
POWER OF ATTORNEY
     Each person whose signature appears below, hereby makes, constitutes and appoints each of Michael G. Clark, Paul H. Schubert and John Millette, with full power to act without the other, as his or her agent and attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements (and any amendments thereto), exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the initial public offering of common shares of DWS Dreman Value Income Edge Fund, Inc.

SIGNATURE	TITLE	DATED

/s/ John W. Ballantine John W. Ballantine	Director	November 15, 2006

/s/ Donald L. Dunaway Donald L. Dunaway	Director	November 15, 2006

/s/ James R. Edgar James R. Edgar	Director	November 15, 2006

/s/ Paul K. Freeman Paul K. Freeman	Director	November 15, 2006

/s/ Robert B. Hoffman Robert B. Hoffman	Director	November 15, 2006

/s/ William McClayton William McClayton	Director	November 15, 2006

/s/ Shirley D. Peterson Shirley D. Peterson	Director	November 15, 2006

/s/ Axel Schwarzer Axel Schwarzer	Director	November 15, 2006

/s/ Robert H. Wadsworth Robert H. Wadsworth	Director	November 15, 2006